UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2420, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Himalaya Technologies, Inc. p/k/a Homeland Resources Ltd. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 7.01 Regulation FD Disclosure.

On April 26, 2022, we proposed a step merger transaction with a brewery and soda manufacturer in Milwaukee, WI projecting 2022E revenues and EBITDA of $30MM+ and $3.5MM+, respectively, including the following:

Himalaya Technologies, Inc.

1 E Erie St, Ste 525 Unit #2420

Chicago, IL 60611

Date:	April 26, 2022

RE: Purchase of XXXXXXX Brewing Company

This letter of intent (“Letter of Intent”) confirms the intent of Himalaya Technologies, Inc. (“Buyer”) and XXXXXXX Brewing Company (“Seller”) (collectively, the “Participants”) to negotiate in good faith the terms and conditions of a proposed business transaction (the “Proposed Transaction”) pursuant to which Buyer will purchase all of the shares and/or assets of the Seller. The Participants desire to conduct negotiations and due diligence with an objective of executing a mutually agreeable Definitive Agreement (“Agreement”).

This Letter of Intent is not intended to constitute a binding agreement, but shall serve as the basis for negotiating a Definitive Agreement between the Participants containing the terms stated in this Letter of Intent, as well as other terms and conditions customary for a transaction of the nature contemplated by the Participants. Neither party will be bound unless and until a Definitive Agreement has been executed and delivered by the Participants and approved by their respective attorneys and boards.

The Participants are willing to discuss the Proposed Transaction, subject to the following terms and conditions:

Consummation of the Proposed Transaction will be subject to satisfactory due diligence and execution of a Definitive Agreement. The Participants will diligently proceed toward finalizing the terms of a Definitive Agreement with the understanding that such terms of this Letter of Intent and Agreement will not be binding until a Definitive Agreement is executed by the Participants. Upon execution of a Definitive Agreement, this Letter of Intent shall be superseded thereby and the rights and obligations of the Participants with respect to the Proposed Transaction shall thereafter be governed by a planned Definitive Agreement.

Buyer proposes a due diligence period to confirm the accuracy of the business financials and statistical details with a first closing within 45 days of signing of this Agreement.

Buyer will acquire specific shares and/or assets of the Seller as follows:

●	Issuance of 139,758 Series B Preferred shares of HMLA stock for similar shares of Seller which shall represent 19.99% equity in Seller’s business.
●	Buyer shall go exclusive with Seller for a period of six months to commence a final closing, no other M&A transactions shall be entered into by Buyer unless approved by Seller in writing,
●	On closing no later than six months from signing of this Agreement and subject to due diligence, Buyer shall deliver to Seller equity in Series B Preferred shares of HMLA to effect an 85/15 fully diluted equity split, and stock options equivalent to 5% additional diluted equity in the combined Company,
●	On signing of this Agreement, Buyer shall deliver to the CEO of XXXXXXX 50% of the Series C Preferred shares of HMLA which are held by Buyer CEO and are the control voting block of HMLA, and on closing Buyer shall deliver to CEO of XXXXXXX Brewing Company the remaining 50% of the Series C Preferred shares of HMLA (total one million with 100,000 voting rights per share),
●	On closing Seller shall appoint four board members, with Buyer having the right to appoint one Board seat,
●	On closing, Buyer represents that it will have obtained $5-10 million financing or commitments for such financing suitable to Seller approval.

The Transaction on closing shall include the purchase of all of the shares and/or assets of the business of the Seller, including but not limited to:

●	All right, title and exclusive interest to all trademarks, domain names, web sites, trade names, technical processes, knowledge or other intellectual property associated with the business of the Seller, whether registered or not;
●	All tangible and intangible property related to the business of the Seller including inventory, customer lists, records, domain names, goodwill and other intangible assets;
●	All contracts for purchases from suppliers or deliveries to customers of the Seller;
●	Any other assets of any nature whatsoever that is related to or used in connection with the business of the Seller and its goodwill.

Seller agrees that by executing this Letter of Intent that the Buyer has the exclusive right to consummate the Proposed Transaction and that Seller will effectively not sell the assets during the term of the negotiations contemplated in this Letter of Intent.

The Purchase Price shall be paid to Seller in a step of transactions as above including Series B Preferred shares of HMLA and/or cash as above.

Seller and Buyer shall each bear and be responsible for the payment of all expenses incurred by it in the pursuit and completion of the transaction contemplated herein, which obligation shall be binding regardless of whether the transaction closes.

As long as the LOI remains in effect, Seller will use its best efforts to conduct the operation of the Assets in a reasonable and prudent manner consistent in all material respects with past practice and in compliance with all applicable laws and regulations.

The Participants acknowledge that this Agreement shall contain standard representations and warranties, applicable to Buyer and Seller, customary for a transaction of the nature contemplated under this Letter of Intent, including indemnification and limitation of liability provisions.

Buyer shall prepare the Definitive Agreement.

Seller agrees to provide transition assistance of the business to the Buyer for post-closing. Assistance, which shall include but not be limited to all day-to-day training necessary for successful operations and knowledge transfer to Buyer. Long-term employment contract to be structured with CEO of Seller as a condition of the transaction.

The term of this Letter of Intent shall extend from the date of execution until COB Friday April 29, 2022, and may be extended only by written agreement of the Participants. If the Participants fail to execute the Agreement during the term of this Letter of Intent or any extension thereof, no Participant shall have any obligation or liability to the other.

On final closing, Seller agrees not to compete with Buyer in a business similar to the one contemplated under this Proposed Transaction or in a business offering products reasonably related and/or ancillary to Seller’s business, for a period of 3 years commencing on the execution of the LOI Agreement.

This Letter of Intent and its contents may be disclosed by the Participants to their respective boards of directors, management personnel, and legal, accounting, and financial advisors on a “need to know” basis only. The Participants will use their best efforts to cooperate with each other in making any disclosures with respect to this Letter of Intent, the Agreement or the Proposed Transaction and as to the form and substance of any press releases, announcements and other disclosures, which shall only be approved by the Participants’ written consent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC. p/k/a HOMELAND RESOURCES LTD.

Date: April 26, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer